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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33957) pertaining to the PVC Container Corporation 1981 Incentive Stock Option Plan and in the related Prospectus of our report dated August 16, 1996, with respect to the consolidated financial statements and schedule of PVC Container Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                        /s/ Ernst & Young LLP
                                        --------------------------
                                        Ernst & Young LLP

MetroPark, New Jersey
September 11, 1996